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As filed with the Securities and Exchange Commission on October 7, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PETCO Animal Supplies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware		33-0479906
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
9125 Rehco Road San Diego, California 92121 (858) 453-7845
(Address of principal executive offices, including zip code, and telephone number)

PETCO Animal Supplies 401(k) Plan
(Full title of the plan)

BRIAN K. DEVINE	Copies to:
Chief Executive Officer	THOMAS A. EDWARDS, ESQ.
and President	ANDREW S. GREENHALGH, ESQ.
PETCO Animal Supplies, Inc.	Latham & Watkins
9125 Rehco Road	701 "B" Street, Suite 2100
San Diego, California 92121	San Diego, California 92101
(858) 453-7845	(619) 236-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	300,000	$20.05	$6,015,000	$554

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the PETCO Animal Supplies 401(k) Plan described herein.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act, based on the average of the high and low sales prices for the Registrant's Common Stock as reported on the Nasdaq National Market on October 4, 2002.

Exhibit Index on Page 7.

PART I

Item 1.    Plan Information.

        Not required to be filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information.

        Not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

        The following documents previously filed with the Securities and Exchange Commission by PETCO Animal Supplies, Inc. are hereby incorporated by reference in this Registration Statement:

  (a)
  PETCO's Annual Report on Form 10-K for the fiscal year ended February 2, 2002, as amended by Amendment No. 1 on Form 10-K/A;

  (b)
  PETCO's Quarterly Report on Form 10-Q for the quarter ended May 4, 2002;

  (c)
  PETCO's Quarterly Report on Form 10-Q for the quarter ended August 3, 2002;

  (d)
  PETCO's Current Report on Form 8-K, filed on July 5, 2002;

  (e)
  PETCO's Current Report on Form 8-K, filed on September 5, 2002; and

  (f)
  the description of the PETCO common stock contained in PETCO's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended, on February 19, 2002, including any subsequent amendment or report filed for the purpose of amending such description.

        All documents filed by PETCO or the PETCO Animal Supplies 401(k) Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Securities and Exchange Commission and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        PETCO is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

        Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

        PETCO's certificate of incorporation and bylaws currently provide for indemnification of the officers and directors to the full extent permitted by applicable law. In addition, PETCO has entered into indemnification agreements with its directors and officers which generally provide for indemnification of the officers and directors to the fullest extent permitted under Delaware law, including under circumstances for which indemnification would otherwise be discretionary under Delaware law.

        PETCO has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of PETCO, or is or was a director or officer of PETCO serving at the request of PETCO as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against certain liabilities asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not PETCO would have the power or obligation to indemnify him or her against such liability under the provisions of its certificate of incorporation or bylaws.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 9.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)  PETCO has previously received a favorable determination letter from the Internal Revenue Service ("IRS") conerning the qualification of the Plan under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. PETCO intends to submit the Plan, as currently amended and restated, and any amendments thereto, to the IRS in a timely manner, with a request for a favorable determination letter with respect to the Plan, as so amended and restated, and will make all changes required by the IRS in order to so qualify the Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Act, PETCO certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 7th day of October, 2002.

PETCO ANIMAL SUPPLIES, INC.
By:	/s/ BRIAN K. DEVINE Brian K. Devine
President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints each of Brian K. Devine and James M. Myers as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the common stock offered hereby under the Exchange Act, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ BRIAN K. DEVINE Brian K. Devine	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 7, 2002
/s/ JAMES M. MYERS James M. Myers	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 7, 2002
/s/ JOHN M. BAUMER John M. Baumer	Director	October 7, 2002
/s/ JONATHAN COSLET Jonathan Coslet	Director	October 7, 2002
/s/ JOHN G. DANHAKL John G. Danhakl	Director	October 7, 2002
/s/ JULIAN C. DAY Julian C. Day	Director	October 7, 2002
/s/ CHARLES W. DUDDLES Charles W. Duddles	Director	October 7, 2002
/s/ ARTHUR B. LAFFER Arthur B. Laffer	Director	October 7, 2002
/s/ WILLIAM S. PRICE III William S. Price III	Director	October 7, 2002

THE PLAN

        Pursuant to the requirements of the Securities Act, PETCO, in its capacity as plan administrator of the PETCO Animal Supplies 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 7th day of October, 2002.

PETCO ANIMAL SUPPLIES 401(K) PLAN
By:	PETCO Animal Supplies, Inc.
	By:	/s/ BRIAN K. DEVINE
		Name:	Brian K. Devine
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
5.1	PETCO Animal Supplies 401(k) Plan Internal Revenue Service Determination Letter (see Item 9(d)).
10.1	PETCO Animal Supplies 401(k) Plan.
23.1	Consent of KPMG LLP, Independent Auditors.
24.1	Power of Attorney (included in the signature page of this Registration Statement).

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PART I
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
THE PLAN
EXHIBIT INDEX